Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Dean Kawamura
	VP, Treasury Manager		VP, Community Development Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS
FOURTH QUARTER 2020 QUARTERLY AND ANNUAL RESULTS

•Net income of $12.2 million, or $0.43 per diluted share for the fourth quarter, compared to net income of $6.9 million, or $0.24 per diluted share for the third quarter. Net income for the year was $37.3 million, or $1.32 per diluted share, compared to net income of $58.3 million, or $2.03 per diluted share in the previous year.

•The fourth quarter included nonrecurring expenses totaling $5.9 million primarily related to employee incentives and benefits, branch consolidation and other settlements.

•Allowance for credit losses to total loans ratio of 1.68% (or 1.83% excluding Paycheck Protection Program ("PPP") loans) at December 31, 2020, compared to 1.60% (or 1.79% excluding PPP loans) at September 30, 2020.

•Loans on forbearance or deferral declined by 58.7% to $120.2 million, or 2.4% of the total loan portfolio (or 2.6% excluding PPP loans) at December 31, 2020 from $290.8 million, or 5.8% of the total loan portfolio (or 6.5% excluding PPP loans) at September 30, 2020.

•Cost of average total deposits of 0.09% in the fourth quarter declined by 4 basis points from the third quarter.

•Mortgage banking income of $5.4 million in the fourth quarter increased by 285.4% from the year-ago quarter, and 25.1% from the third quarter.

•Completed the RISE2020 initiative culminating with the grand opening of the fully renovated Plaza headquarters building in early January 2021, and launched a new brand design.

•Board of Directors declared a quarterly cash dividend of $0.23 per share and approved share repurchase authorization of up to $25 million.

HONOLULU, HI, January 27, 2021 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank"), today reported net income in the fourth quarter of 2020 of $12.2 million, or fully diluted earnings per

Central Pacific Financial Corp. Reports Fourth Quarter 2020 Quarterly and Annual Results

share ("EPS") of $0.43, compared to net income in the fourth quarter of 2019 of $14.2 million, or EPS of $0.50, and net income in the third quarter of 2020 of $6.9 million, or EPS of $0.24. Net income for the year was $37.3 million, or EPS of $1.32, compared to net income of $58.3 million, or EPS of $2.03 in the previous year. The Company's operating results continue to be impacted by a higher provision for credit loss expense that was driven by the economic forecast under the current COVID-19 pandemic. During the fourth quarter of 2020, the Company recorded a provision for credit loss expense of $4.5 million, compared to $2.1 million in the fourth quarter of 2019 and $14.7 million in the third quarter of 2020. During 2020, the Company recorded a provision for credit loss expense of $39.1 million, compared to $6.3 million in the previous year.

"The Company ended the 2020 year strong and with great positive momentum, despite the challenges of the operating environment. We are optimistic for improvements to the local economy in 2021 and are actively pushing forward with our strategies to position the Company for the future," said Paul Yonamine, Chairman and Chief Executive Officer.

"We are proud of the accomplishments of all of our employees this year in supporting our clients and the community, as well as moving us significantly forward with the completion of our RISE2020 initiative," said Catherine Ngo, President.

On October 20, 2020, the Company completed a $55 million private placement of ten-year fixed-to-floating rate subordinated notes, which will be used to support regulatory capital ratios and for general corporate purposes. The Company exchanged the privately placed notes for registered notes with the same terms and in the same aggregate principal amount at the end of the fourth quarter of 2020. The notes bear a fixed interest rate of 4.75% for the first five years and will reset quarterly thereafter for the remaining five years to the then current three-month Secured Overnight Financing Rate, as published by the Federal Reserve Bank of New York, plus 456 basis points.

On January 26, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.23 per share on its outstanding common shares. The dividend will be payable on March 15, 2021 to shareholders of record at the close of business on February 26, 2021. The Company's Board of Directors also approved a new share repurchase authorization of up to $25 million of its common stock.

Earnings Highlights
Net interest income for the fourth quarter of 2020 was $51.5 million, compared to $47.9 million in the year-ago quarter and $49.1 million in the previous quarter. Net interest margin for the fourth quarter of 2020 was 3.32%, compared to 3.43% in the year-ago quarter and 3.19% in the previous quarter. The increase in net interest income from the year-ago quarter was primarily due to growth in the loan portfolio, including loans originated under the PPP program, combined with lower rates paid on interest-bearing liabilities. These increases were partially offset by lower yields earned on the loan and investment securities portfolios which were primarily due to the historically low interest rate environment we are currently operating in and led to the year-over-year decline in net interest margin. The sequential quarter increase in net interest income and net interest margin is primarily due to an increase in PPP net loan fees. Net interest income for the fourth quarter of 2020 included $6.3 million in PPP net interest income and net loan fees, which are accreted into income over the term of the loans and accelerated when the loans are forgiven or paid-off, compared to $3.4 million in the previous quarter. During the fourth quarter, approximately $118.9 million in PPP loans were forgiven which resulted in the immediate recognition of $3.0 million in net loan fees.

Other operating income for the fourth quarter of 2020 totaled $14.1 million, which increased from $9.8 million in the year-ago quarter and $11.6 million in the previous quarter, primarily due to strong mortgage banking activity. Mortgage banking income increased by $4.0 million and $1.1 million from the year-ago and previous quarters, respectively. The increase in other operating income from the year-ago quarter was also attributable to higher income from bank-owned life insurance of $0.6 million, due to equity market gains. These increases were partially offset by lower service charges on deposit accounts of $0.6 million and lower other service charges and fees of $0.4 million, which were primarily attributable to lower transactional activity due to the pandemic. The increase in other operating income from the previous quarter was primarily due to the aforementioned higher mortgage banking income, combined with higher other service charges and fees of $0.4 million and a gain on the sale of certain investment securities of $0.2 million, compared to a loss on sale of certain investments in the previous quarter of $0.4 million.

Other operating expense for the fourth quarter of 2020 totaled $45.1 million, which increased from $36.2 million in the year-ago quarter and $37.0 million in the previous quarter. The current quarter expense was elevated due to $5.9 million in nonrecurring expenses, which included: employee incentives and other benefit programs of $2.0 million, branch consolidation costs of $1.3 million, litigation settlements of $0.8 million, Federal Home Loan Bank ("FHLB") advance prepayment fee $0.7 million, loss on disposal of fixed assets of $0.6 million and other nonrecurring expenses totaling $0.5 million. In addition, the increase from the year-ago quarter was due to higher FDIC insurance assessment of $0.7 million, higher computer software expense of $0.7 million, higher directors' deferred compensation expense of $0.6 million, and a higher provision for off-balance sheet

Central Pacific Financial Corp. Reports Fourth Quarter 2020 Quarterly and Annual Results

exposures of $0.6 million. The increase in other operating expense from the previous quarter also included higher directors' deferred compensation expense of $0.9 million and higher computer software expense of $0.5 million.

The efficiency ratio for the fourth quarter of 2020 was 68.81%, compared to 62.81% in the year-ago quarter and 60.93% in the previous quarter. The increase in the efficiency ratio was primarily due to the aforementioned nonrecurring items in other operating expense.

In the fourth quarter of 2020, the Company recorded income tax expense of $3.8 million, compared to $5.2 million in the year-ago quarter and $2.2 million in the previous quarter. The effective tax rate for the fourth quarter of 2020 was 23.7%, compared to 26.7% in the year-ago quarter and 24.3% in the previous quarter.

Balance Sheet Highlights
Total assets at December 31, 2020 of $6.59 billion increased by $581.9 million, or 9.7% from December 31, 2019, and decreased by $53.6 million, or 0.8% from September 30, 2020.

Total loans at December 31, 2020 of $4.96 billion increased by $514.6 million, or 11.6% from December 31, 2019, and decreased by $66.5 million, or 1.3% from September 30, 2020. The year-over-year increase in total loans was driven by the origination of PPP loans, totaling $416.4 million, net of deferred fees and costs and loans forgiven and repaid, combined with increases in residential mortgage loans of $90.4 million, home equity loans of $60.5 million, commercial mortgage loans of $32.9 million, and construction loans of $29.6 million, partially offset by decreases in the consumer and other commercial loan portfolios of $90.0 million and $25.2 million, respectively. The sequential quarter decrease in total loans was primarily due to decreases in the PPP and consumer loan portfolios of $112.2 million and $20.9 million, respectively, partially offset by increases in home equity loans of $17.2 million, other commercial loans of $17.0 million, commercial mortgage loans of $15.1 million, residential mortgage loans of $10.2 million, and construction loans of $7.2 million.

Total deposits at December 31, 2020 of $5.80 billion increased by $676.1 million, or 13.2% from December 31, 2019, and increased by $117.2 million, or 2.1% from September 30, 2020. The sequential quarter increase in total deposits was primarily attributable to the increases in noninterest-bearing demand deposits of $27.8 million, interest-bearing demand deposits of $60.8 million, and savings and money market deposits of $50.9 million. These increases were offset by a decrease in total time deposits of $22.3 million. Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $5.05 billion at December 31, 2020. This represents an increase of $786.9 million, or 18.5% from December 31, 2019, and an increase of $131.5 million, or 2.7% from September 30, 2020. The Company's loan-to-deposit ratio was 85.7% at December 31, 2020, compared to 86.9% at December 31, 2019 and 88.6% at September 30, 2020.

During the fourth quarter of 2020, $25 million in long-term FHLB advances matured and the Company elected to prepay the remaining $25 million in long-term FHLB advances, requiring a one-time prepayment penalty of $0.7 million recorded in other operating expense. The FHLB advances that were prepaid had an interest rate of 3.25% and a maturity date of November 2021.

Asset Quality
Nonperforming assets at December 31, 2020 totaled $6.2 million, or 0.09% of total assets, compared to $1.7 million, or 0.03% of total assets at December 31, 2019, and $13.2 million, or 0.20% of total assets at September 30, 2020. The decline in nonperforming assets of $7.0 million during the fourth quarter of 2020 was primarily attributable to the sale of a commercial real estate loan of $4.2 million and the payoff of a commercial loan and a commercial real estate loan to the same borrower totaling $2.9 million.

Loans delinquent for 90 days or more still accruing interest totaled $0.8 million at December 31, 2020, compared to $1.0 million and $0.9 million at December 31, 2019 and September 30, 2020, respectively.

Loans on payment forbearance or deferrals granted to borrowers impacted by the COVID-19 pandemic declined significantly to $120.2 million or 2.4% of the total loan portfolio (or 2.6% excluding PPP loans), as of December 31, 2020, compared to $290.8 million or 5.8% of the total loan portfolio (or 6.5% excluding PPP loans), as of September 30, 2020.

Net charge-offs in the fourth quarter of 2020 totaled $1.8 million, compared to net charge-offs of $2.3 million in the year-ago quarter, and net charge-offs of $1.3 million in the previous quarter.

Central Pacific Financial Corp. Reports Fourth Quarter 2020 Quarterly and Annual Results

In the fourth quarter of 2020, the Company recorded a provision for credit losses on loans of $4.5 million, compared to a provision of $2.1 million in the year-ago quarter and a provision of $14.7 million in the previous quarter. The higher provision for credit losses from the year-ago quarter was driven by the economic forecast which captures the effect of the COVID-19 pandemic. The allowance for credit losses, as a percentage of total loans at December 31, 2020 was 1.68%, compared to 1.08% at December 31, 2019 and 1.60% at September 30, 2020. Excluding the PPP loans, the allowance for credit losses, as a percentage of total loans at December 31, 2020 was 1.83%, compared to 1.79% at September 30, 2020.

Capital
Total shareholders' equity was $546.7 million at December 31, 2020, compared to $528.5 million and $543.9 million at December 31, 2019 and September 30, 2020, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At December 31, 2020, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.8%, 12.9%, 15.2%, and 11.8%, respectively, compared to 8.8%, 12.8%, 13.9%, and 11.6%, respectively, at September 30, 2020.

On October 20, 2020, the Company completed a $55 million private placement of ten-year fixed-to-floating rate subordinated notes. At the end of the fourth quarter of 2020, the Company exchanged the privately placed notes for registered notes with identical terms. The proceeds from the private placement were structured to qualify initially as tier 2 capital for the Company for regulatory capital purposes and the Company downstreamed $46.8 million to the Bank.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items. These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through February 27, 2021 by dialing 1-877-344-7529 (passcode: 10151516) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $6.6 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 31 branches (two of which remain temporarily closed to protect the health and well-being of the Company's employees and customers from COVID-19) and 69 ATMs in the state of Hawaii, as of December 31, 2020.  For additional information, please visit the Company's website at http://www.cpb.bank.

Central Pacific Financial Corp. Reports Fourth Quarter 2020 Quarterly and Annual Results

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Central Pacific Financial Corp. Reports Fourth Quarter 2020 Quarterly and Annual Results

Forward-Looking Statements
This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our RISE2020 initiative; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
except for per share amounts)	2020	2020	2020	2020	2019	2020	2019
CONDENSED INCOME STATEMENT
Net interest income	$51,474	$49,120	$49,259	$47,830	$47,934	$197,683	$184,074
Provision for credit losses [1]	4,496	14,652	10,640	9,329	2,098	39,117	6,317
Net interest income after provision for credit losses [1]	46,978	34,468	38,619	38,501	45,836	158,566	177,757
Total other operating income	14,057	11,563	10,692	8,886	9,768	45,198	41,801
Total other operating expense	45,092	36,972	36,427	36,240	36,242	154,731	141,631
Income before taxes	15,943	9,059	12,884	11,147	19,362	49,033	77,927
Income tax expense	3,772	2,200	2,967	2,821	5,165	11,760	19,605
Net income	12,171	6,859	9,917	8,326	14,197	37,273	58,322
Basic earnings per common share	$0.43	$0.24	$0.35	$0.30	$0.50	$1.33	$2.05
Diluted earnings per common share	0.43	0.24	0.35	0.29	0.50	1.32	2.03
Dividends declared per common share	0.23	0.23	0.23	0.23	0.23	0.92	0.90

PERFORMANCE RATIOS
Return on average assets (ROA) [2]	0.74%	0.42%	0.61%	0.55%	0.95%	0.58%	0.99%
Return on average shareholders’ equity (ROE) [2]	8.87	4.99	7.34	6.21	10.70	6.85	11.36
Average shareholders’ equity to average assets	8.29	8.36	8.36	8.93	8.87	8.47	8.72
Efficiency ratio [1] [3]	68.81	60.93	60.76	63.90	62.81	63.71	62.70
Net interest margin (NIM) [2]	3.32	3.19	3.26	3.43	3.43	3.30	3.35
Dividend payout ratio [4]	53.49	95.83	65.71	79.31	46.00	69.70	44.33

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,034,717	$5,016,955	$4,902,905	$4,462,347	$4,412,247	$4,855,169	$4,241,308
Average interest-earning assets	6,202,228	6,160,381	6,073,361	5,621,043	5,595,142	6,015,166	5,518,641
Average assets	6,621,127	6,574,492	6,468,129	6,007,237	5,978,797	6,418,661	5,888,615
Average deposits	5,755,257	5,728,147	5,614,595	5,121,696	4,998,897	5,555,877	4,985,701
Average interest-bearing liabilities	4,163,396	4,118,726	4,082,699	3,917,332	3,947,924	4,070,923	3,897,254
Average shareholders’ equity	548,663	549,378	540,802	536,721	530,464	543,919	513,610

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2020	2020	2020	2020	2019
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$581,358	$573,636	$571,976	$567,947	$568,529
Tier 1 risk-based capital	581,358	573,636	571,976	567,947	568,529
Total risk-based capital	686,130	623,157	622,393	618,504	617,772
Common equity tier 1 capital	531,358	523,636	521,976	517,947	518,529
Central Pacific Bank
Leverage capital	620,372	559,750	559,461	556,895	556,077
Tier 1 risk-based capital	620,372	559,750	559,461	556,895	556,077
Total risk-based capital	670,087	609,203	609,811	607,402	605,320
Common equity tier 1 capital	620,372	559,750	559,461	556,895	556,077

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.8%	8.8%	8.9%	9.5%	9.5%
Tier 1 risk-based capital ratio	12.9	12.8	12.5	12.3	12.6
Total risk-based capital ratio	15.2	13.9	13.6	13.4	13.6
Common equity tier 1 capital ratio	11.8	11.6	11.4	11.3	11.5
Central Pacific Bank
Leverage capital ratio	9.4	8.6	8.7	9.3	9.3
Tier 1 risk-based capital ratio	13.7	12.5	12.2	12.1	12.3
Total risk-based capital ratio	14.9	13.6	13.3	13.2	13.4
Common equity tier 1 capital ratio	13.7	12.5	12.2	12.1	12.3

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands, except for per share amounts)	2020	2020	2020	2020	2019
BALANCE SHEET
Total loans, net of deferred fees and costs	$4,964,113	$5,030,626	$5,003,438	$4,511,998	$4,449,540
Total assets	6,594,583	6,648,142	6,632,972	6,108,548	6,012,672
Total deposits	5,796,118	5,678,929	5,794,685	5,136,069	5,120,023
Long-term debt	105,385	101,547	167,491	101,547	101,547
Total shareholders’ equity	546,685	543,903	544,271	533,781	528,520
Total shareholders’ equity to total assets	8.29%	8.18%	8.21%	8.74%	8.79%
Tangible common equity to tangible assets [5]	8.29%	8.18%	8.21%	8.74%	8.79%

ASSET QUALITY
Allowance for credit losses ("ACL") [1]	$83,269	$80,542	$67,339	$59,645	$47,971
Non-performing assets ("NPA")	6,192	13,187	4,741	3,647	1,719
ACL to total loans [1]	1.68%	1.60%	1.35%	1.32%	1.08%
ACL to total loans, excluding PPP loans [1]	1.83%	1.79%	1.50%	1.32%	1.08%
ACL to non-performing assets [1]	1,344.78%	610.77%	1,420.35%	1,635.45%	2,790.63%
NPA to total assets	0.09%	0.20%	0.07%	0.06%	0.03%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$19.40	$19.30	$19.33	$18.99	$18.68
Tangible book value per common share	19.40	19.30	19.33	18.99	18.68
Closing market price per common share	19.01	13.57	16.03	15.90	29.58

[1] The Company adopted ASU 2016-13, "Financial Instruments-Credit Losses" ("CECL"), effective January 1, 2020 using the modified retrospective approach. Results for the reporting periods beginning after January 1, 2020 are presented under CECL, while prior period amounts continue to be reported under previous GAAP.
[2] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[3] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[4] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
[5] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands, except share data)	2020	2020	2020	2020	2019
ASSETS
Cash and due from financial institutions	$97,546	$89,665	$102,132	$81,972	$78,418
Interest-bearing deposits in other financial institutions	6,521	5,489	41,201	11,021	24,554
Investment securities:
Available-for-sale debt securities, at fair value	1,182,609	1,166,319	1,168,594	1,184,023	1,126,983
Equity securities, at fair value	1,351	1,204	1,209	1,002	1,127
Total investment securities	1,183,960	1,167,523	1,169,803	1,185,025	1,128,110
Loans held for sale	16,687	23,962	10,443	3,910	9,083
Loans, net of deferred fees and costs	4,964,113	5,030,626	5,003,438	4,511,998	4,449,540
Less allowance for credit losses [1]	83,269	80,542	67,339	59,645	47,971
Loans, net of allowance for credit losses	4,880,844	4,950,084	4,936,099	4,452,353	4,401,569
Premises and equipment, net	65,278	61,095	55,032	50,447	46,343
Accrued interest receivable	20,224	21,478	19,590	16,851	16,500
Investment in unconsolidated subsidiaries	29,968	30,239	16,428	16,721	17,115
Other real estate owned	—	128	—	100	164
Mortgage servicing rights	11,865	12,429	12,771	13,345	14,718
Bank-owned life insurance	163,161	161,743	161,758	159,637	159,656
Federal Home Loan Bank ("FHLB") stock	8,237	17,468	9,229	18,109	14,983
Right of use lease asset	45,857	44,896	50,039	51,198	52,348
Other assets	64,435	61,943	48,447	47,859	49,111
Total assets	$6,594,583	$6,648,142	$6,632,972	$6,108,548	$6,012,672
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$1,790,269	$1,762,476	$1,851,012	$1,430,540	$1,450,532
Interest-bearing demand	1,174,888	1,114,123	1,067,483	1,018,508	1,043,010
Savings and money market	1,932,043	1,881,104	1,945,744	1,693,280	1,600,028
Time	898,918	921,226	930,446	993,741	1,026,453
Total deposits	5,796,118	5,678,929	5,794,685	5,136,069	5,120,023
FHLB advances and other short-term borrowings	22,000	206,000	—	222,000	150,000
Long-term debt	105,385	101,547	167,491	101,547	101,547
Lease liability	47,191	45,355	50,440	51,541	52,632
Other liabilities	77,156	72,369	76,050	63,561	59,950
Total liabilities	6,047,850	6,104,200	6,088,666	5,574,718	5,484,152
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,183,340 at December 31, 2020, 28,179,798 at September 30, 2020, 28,154,159 at June 30, 2020, 28,115,353 at March 31, 2020, and 28,289,257 at December 31, 2019	442,635	442,635	442,699	442,853	447,602
Additional paid-in capital	94,842	94,336	93,007	92,284	91,611
Accumulated deficit [1]	(10,920)	(16,609)	(16,986)	(20,428)	(19,102)
Accumulated other comprehensive income	20,128	23,541	25,551	19,072	8,409
Total shareholders' equity	546,685	543,903	544,271	533,781	528,520
Non-controlling interest	48	39	35	49	—
Total equity	546,733	543,942	544,306	533,830	528,520
Total liabilities and shareholders' equity	$6,594,583	$6,648,142	$6,632,972	$6,108,548	$6,012,672

[1] The Company adopted ASU 2016-13, "Financial Instruments-Credit Losses" ("CECL"), effective January 1, 2020 using the modified retrospective approach. Results for the reporting periods beginning after January 1, 2020 are presented under CECL, while prior period amounts continue to be reported under previous GAAP.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2020	2020	2020	2020	2019	2020	2019
Interest income:
Interest and fees on loans	$48,259	$45,751	$45,915	$46,204	$47,488	$186,129	$182,657
Interest and dividends on investment securities:
Taxable investment securities	5,002	5,233	6,310	6,757	6,486	23,302	29,454
Tax-exempt investment securities	504	621	599	668	656	2,392	3,044
Dividend income on investment securities	18	17	17	17	17	69	63
Interest on deposits in other financial institutions	4	3	3	36	54	46	201
Dividend income on FHLB stock	114	128	106	132	456	480	964
Total interest income	53,901	51,753	52,950	53,814	55,157	212,418	216,383
Interest expense:
Interest on deposits:
Demand	105	115	114	176	202	510	800
Savings and money market	314	417	567	1,118	1,253	2,416	5,100
Time	813	1,284	2,124	3,268	3,653	7,489	18,044
Interest on short-term borrowings	65	71	74	508	1,139	718	4,285
Interest on long-term debt	1,130	746	812	914	976	3,602	4,080
Total interest expense	2,427	2,633	3,691	5,984	7,223	14,735	32,309
Net interest income	51,474	49,120	49,259	47,830	47,934	197,683	184,074
Provision for credit losses	4,496	14,652	10,640	9,329	2,098	39,117	6,317
Net interest income after provision for credit losses	46,978	34,468	38,619	38,501	45,836	158,566	177,757
Other operating income:
Mortgage banking income	5,434	4,345	3,566	337	1,410	13,682	6,685
Service charges on deposit accounts	1,560	1,475	1,149	2,050	2,159	6,234	8,406
Other service charges and fees	3,709	3,345	2,916	4,897	4,095	14,867	15,113
Income from fiduciary activities	1,113	1,149	1,270	1,297	1,175	4,829	4,395
Equity in earnings of unconsolidated subsidiaries	181	104	104	26	92	415	257
Net gain (loss) on sales of investment securities	151	(352)	—	—	—	(201)	36
Income from bank-owned life insurance	1,219	1,179	1,424	(19)	594	3,803	3,105
Net gain (loss) on sales of foreclosed assets	(9)	—	(6)	—	(162)	(15)	(145)
Other (refer to Table 4)	699	318	269	298	405	1,584	3,949
Total other operating income	14,057	11,563	10,692	8,886	9,768	45,198	41,801
Other operating expense:
Salaries and employee benefits	23,403	20,729	20,622	20,347	21,207	85,101	82,290
Net occupancy	4,011	3,834	3,645	3,672	3,619	15,162	14,299
Equipment	1,157	1,234	1,043	1,097	1,142	4,531	4,353
Communication expense	758	856	774	837	906	3,225	3,551
Legal and professional services	2,507	2,262	2,238	2,028	2,123	9,035	7,354
Computer software expense	3,625	3,114	3,035	2,943	2,942	12,717	10,812
Advertising expense	756	1,020	923	1,092	527	3,791	2,661
Foreclosed asset expense	(2)	6	—	67	28	71	251
Other (refer to Table 4)	8,877	3,917	4,147	4,157	3,748	21,098	16,060
Total other operating expense	45,092	36,972	36,427	36,240	36,242	154,731	141,631
Income before income taxes	15,943	9,059	12,884	11,147	19,362	49,033	77,927
Income tax expense	3,772	2,200	2,967	2,821	5,165	11,760	19,605
Net income	$12,171	$6,859	$9,917	$8,326	$14,197	$37,273	$58,322
Per common share data:
Basic earnings per share	$0.43	$0.24	$0.35	$0.30	$0.50	$1.33	$2.05
Diluted earnings per share	0.43	0.24	0.35	0.29	0.50	1.32	2.03
Cash dividends declared	0.23	0.23	0.23	0.23	0.23	0.92	0.90
Basic weighted average shares outstanding	28,071,151	28,060,020	28,040,802	28,126,400	28,259,294	28,074,543	28,495,699
Diluted weighted average shares outstanding	28,177,366	28,111,664	28,095,230	28,277,753	28,448,243	28,180,576	28,677,100

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 4

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$73	$47	$37	$23	$80	$180	$320
Other recoveries	38	22	26	40	36	126	130
Commissions on sale of checks	69	73	56	81	75	279	309
Gain on sale of MasterCard stock	—	—	—	—	—	—	2,555
Other	519	176	150	154	214	999	635
Total other operating income - other	$699	$318	$269	$298	$405	$1,584	$3,949

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Other operating expense - other:
Charitable contributions	$63	$12	$10	$187	$122	$272	$681
FDIC insurance assessment	733	649	475	—	—	1,857	868
Miscellaneous loan expenses	512	497	399	300	361	1,708	1,246
ATM and debit card expenses	498	573	584	634	672	2,289	2,602
Armored car expenses	251	192	229	294	186	966	815
Entertainment and promotions	220	132	165	280	495	797	2,071
Stationery and supplies	196	226	220	248	305	890	1,049
Directors’ fees and expenses	213	213	196	241	246	863	968
Directors' deferred compensation plan expense	706	(237)	103	(1,483)	148	(911)	561
Provision (credit) for residential mortgage loan repurchase losses	—	—	—	—	—	—	(403)
Provision for off-balance sheet credit exposures	402	221	573	1,798	(160)	2,994	29
Branch consolidation costs	1,310	321	—	—	—	1,631	—
Litigation settlement	750	—	—	—	—	750	—
FHLB advance prepayment fee	747	—	—	—	—	747	—
Loss on disposal of fixed assets	552	—	—	—	—	552	(3)
Other	1,724	1,118	1,193	1,658	1,373	5,693	5,576
Total other operating expense - other	$8,877	$3,917	$4,147	$4,157	$3,748	$21,098	$16,060

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$16,786	0.10%	$4	$12,262	0.09%	$3	$13,704	1.57%	$54
Investment securities, excluding valuation allowance:
Taxable	1,048,665	1.91	5,020	1,029,987	2.04	5,250	1,042,057	2.50	6,503
Tax-exempt	90,452	2.83	638	88,749	3.54	786	108,630	3.06	830
Total investment securities	1,139,117	1.99	5,658	1,118,736	2.16	6,036	1,150,687	2.55	7,333
Loans, including loans held for sale	5,034,717	3.82	48,259	5,016,955	3.64	45,751	4,412,247	4.28	47,488
Federal Home Loan Bank stock	11,608	3.91	114	12,428	4.12	128	18,504	9.85	456
Total interest-earning assets	6,202,228	3.48	54,035	6,160,381	3.36	51,918	5,595,142	3.94	55,331
Noninterest-earning assets	418,899			414,111			383,655
Total assets	$6,621,127			$6,574,492			$5,978,797

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,149,759	0.04%	$105	$1,092,976	0.04%	$115	$1,019,854	0.08%	$202
Savings and money market deposits	1,902,876	0.07	314	1,910,971	0.09	417	1,592,398	0.31	1,253
Time deposits under $100,000	153,611	0.47	181	160,634	0.57	232	167,675	0.71	299
Time deposits $100,000 and over	755,352	0.33	632	769,030	0.54	1,052	828,434	1.61	3,354
Total interest-bearing deposits	3,961,598	0.12	1,232	3,933,611	0.18	1,816	3,608,361	0.56	5,108
Federal Home Loan Bank advances and other short-term borrowings	76,968	0.33	65	79,984	0.35	71	238,016	1.90	1,139
Long-term debt	124,830	3.60	1,130	105,131	2.82	746	101,547	3.81	976
Total interest-bearing liabilities	4,163,396	0.23	2,427	4,118,726	0.25	2,633	3,947,924	0.73	7,223
Noninterest-bearing deposits	1,793,659			1,794,536			1,390,536
Other liabilities	115,407			111,851			109,873
Total liabilities	6,072,462			6,025,113			5,448,333
Shareholders’ equity	548,663			549,378			530,464
Non-controlling interest	2			1			—
Total equity	548,665			549,379			530,464
Total liabilities and equity	$6,621,127			$6,574,492			$5,978,797

Net interest income			$51,608			$49,285			$48,108

Interest rate spread		3.25%			3.11%			3.21%

Net interest margin		3.32%			3.19%			3.43%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Year Ended			Year Ended
	December 31, 2020			December 31, 2019
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$13,980	0.33%	$46	$9,842	2.04%	$201
Investment securities, excluding valuation allowance:
Taxable	1,037,209	2.25	23,371	1,120,711	2.63	29,517
Tax-exempt	96,217	3.15	3,028	130,411	2.95	3,853
Total investment securities	1,133,426	2.33	26,399	1,251,122	2.67	33,370
Loans, including loans held for sale	4,855,169	3.83	186,129	4,241,308	4.31	182,657
Federal Home Loan Bank stock	12,591	3.81	480	16,369	5.89	964
Total interest-earning assets	6,015,166	3.54	213,054	5,518,641	3.94	217,192
Noninterest-earning assets	403,495			369,974
Total assets	$6,418,661			$5,888,615

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,078,589	0.05%	$510	$984,298	0.08%	$800
Savings and money market deposits	1,830,972	0.13	2,416	1,556,766	0.33	5,100
Time deposits under $100,000	160,082	0.60	958	171,064	0.69	1,183
Time deposits $100,000 and over	794,276	0.82	6,531	897,670	1.88	16,861
Total interest-bearing deposits	3,863,919	0.27	10,415	3,609,798	0.66	23,944
Federal Home Loan Bank advances and other short-term borrowings	89,904	0.80	718	185,909	2.31	4,285
Long-term debt	117,100	3.08	3,602	101,547	4.02	4,080
Total interest-bearing liabilities	4,070,923	0.36	14,735	3,897,254	0.83	32,309
Noninterest-bearing deposits	1,691,958			1,375,903
Other liabilities	111,859			101,848
Total liabilities	5,874,740			5,375,005
Shareholders’ equity	543,919			513,610
Non-controlling interest	2			—
Total equity	543,921			513,610
Total liabilities and equity	$6,418,661			$5,888,615

Net interest income			$198,319			$184,883

Interest rate spread		3.18%			3.11%

Net interest margin		3.30%			3.35%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 7

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$375,879	$485,286	$483,827	$—	$—
Other	426,670	414,754	431,887	454,817	454,582
Real estate:
Construction	125,407	118,247	103,518	100,617	95,854
Residential mortgage	1,690,212	1,680,060	1,657,558	1,632,536	1,599,801
Home equity	551,266	534,056	510,962	504,686	490,734
Commercial mortgage	898,055	914,144	912,422	917,886	909,798
Consumer	332,430	342,203	350,414	367,960	373,451
Total loans, net of deferred fees and costs	4,399,919	4,488,750	4,450,588	3,978,502	3,924,220
Allowance for credit losses	(73,152)	(71,575)	(59,765)	(51,646)	(42,592)
Loans, net of allowance for credit losses	$4,326,767	$4,417,175	$4,390,823	$3,926,856	$3,881,628

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$40,496	$43,295	$42,581	$—	$—
Other	118,421	113,316	115,971	120,507	115,722
Real estate:
Commercial mortgage	258,273	227,121	217,747	221,251	213,617
Consumer	147,004	158,144	176,551	191,738	195,981
Total loans, net of deferred fees and costs	564,194	541,876	552,850	533,496	525,320
Allowance for credit losses	(10,117)	(8,967)	(7,574)	(7,999)	(5,379)
Loans, net of allowance for credit losses	$554,077	$532,909	$545,276	$525,497	$519,941

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$416,375	$528,581	$526,408	$—	$—
Other	545,091	528,070	547,858	575,324	570,304
Real estate:
Construction	125,407	118,247	103,518	100,617	95,854
Residential mortgage	1,690,212	1,680,060	1,657,558	1,632,536	1,599,801
Home equity	551,266	534,056	510,962	504,686	490,734
Commercial mortgage	1,156,328	1,141,265	1,130,169	1,139,137	1,123,415
Consumer	479,434	500,347	526,965	559,698	569,432
Total loans, net of deferred fees and costs	4,964,113	5,030,626	5,003,438	4,511,998	4,449,540
Allowance for credit losses	(83,269)	(80,542)	(67,339)	(59,645)	(47,971)
Loans, net of allowance for credit losses	$4,880,844	$4,950,084	$4,936,099	$4,452,353	$4,401,569

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Noninterest-bearing demand	$1,790,269	$1,762,476	$1,851,012	$1,430,540	$1,450,532
Interest-bearing demand	1,174,888	1,114,123	1,067,483	1,018,508	1,043,010
Savings and money market	1,932,043	1,881,104	1,945,744	1,693,280	1,600,028
Time deposits less than $100,000	149,063	157,051	159,739	162,399	165,755
Core deposits	5,046,263	4,914,754	5,023,978	4,304,727	4,259,325

Government time deposits	500,344	500,762	509,927	523,343	533,088
Other time deposits $100,000 to $250,000	90,149	95,918	96,633	100,047	107,550
Other time deposits greater than $250,000	159,362	167,495	164,147	207,952	220,060
Total time deposits $100,000 and over	749,855	764,175	770,707	831,342	860,698
Total deposits	$5,796,118	$5,678,929	$5,794,685	$5,136,069	$5,120,023

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Nonaccrual loans: [1]
Commercial, financial and agricultural	$1,461	$1,536	$934	$667	$467
Real estate:
Residential mortgage	4,115	4,032	3,215	2,287	979
Home equity	524	533	538	545	92
Commercial mortgage	—	6,889	—	—	—
Consumer	92	69	54	48	17
Total nonaccrual loans	6,192	13,059	4,741	3,547	1,555
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	128	—	—	—
Home equity	—	—	—	100	164
Total OREO	—	128	—	100	164
Total nonperforming assets ("NPAs")	6,192	13,187	4,741	3,647	1,719
Loans delinquent for 90 days or more still accruing interest: [1]
Real estate:
Residential mortgage	567	588	726	1,221	724
Consumer	240	321	444	352	286
Total loans delinquent for 90 days or more still accruing interest	807	909	1,170	1,573	1,010
Restructured loans still accruing interest: [1]
Commercial, financial and agricultural	100	137	172	113	135
Real estate:
Residential mortgage	5,718	5,178	5,290	5,431	5,502
Commercial mortgage	1,761	1,825	1,888	1,709	1,839
Consumer	207	214	145	—	—
Total restructured loans still accruing interest	7,786	7,354	7,495	7,253	7,476
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$14,785	$21,450	$13,406	$12,473	$10,205

Total nonaccrual loans as a percentage of total loans	0.12%	0.26%	0.09%	0.08%	0.03%
Total NPAs as a percentage of total loans and OREO	0.12%	0.26%	0.09%	0.08%	0.04%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.14%	0.28%	0.12%	0.12%	0.06%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.30%	0.43%	0.27%	0.28%	0.23%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$13,187	$4,741	$3,647	$1,719	$1,360
Additions	1,370	9,060	1,771	2,056	695
Reductions:
Payments	(3,186)	(393)	(367)	(60)	(34)
Return to accrual status	(548)	—	(123)	—	—
Sales of NPAs	(4,353)	—	(94)	—	(302)
Charge-offs, valuation and other adjustments	(278)	(221)	(93)	(68)	—
Total reductions	(8,365)	(614)	(677)	(128)	(336)
Balance at end of quarter	$6,192	$13,187	$4,741	$3,647	$1,719

[1] Section 4013 of the CARES Act and the revised Interagency Statement are being applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. These loan modifications are not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 10

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Allowance for credit losses ("ACL"):
ACL at beginning of period	$80,542	$67,339	$59,645	$47,971	$48,167	$47,971	$47,916
Adoption of ASU 2016-13	—	—	—	3,566	—	3,566	—
Adjusted ACL at beginning of period	80,542	67,339	59,645	51,537	48,167	51,537	47,916

Provision for credit losses on loans [1]	4,496	14,465	10,640	9,329	2,098	38,930	6,317

Charge-offs:
Commercial, financial and agricultural	676	810	1,103	437	379	3,026	2,478
Real estate:
Residential mortgage	—	11	52	—	—	63	—
Home equity	—	—	—	—	—	—	5
Commercial mortgage	—	75	—	—	—	75	—
Consumer	1,856	1,492	2,626	2,217	2,723	8,191	8,265
Leases	—	—	—	—	—	—	—
Total charge-offs	2,532	2,388	3,781	2,654	3,102	11,355	10,748

Recoveries:
Commercial, financial and agricultural	189	321	305	342	264	1,157	1,174
Real estate:
Construction	—	—	—	131	6	131	610
Residential mortgage	15	13	20	181	26	229	524
Home equity	2	—	—	31	—	33	42
Commercial mortgage	1	12	1	2	—	16	25
Consumer	556	780	509	746	512	2,591	2,111
Total recoveries	763	1,126	835	1,433	808	4,157	4,486
Net charge-offs	1,769	1,262	2,946	1,221	2,294	7,198	6,262
ACL at end of period	$83,269	$80,542	$67,339	$59,645	$47,971	$83,269	$47,971

Average loans, net of deferred fees and costs	$5,034,717	$5,016,955	$4,902,905	$4,462,347	$4,412,247	$4,855,169	$4,241,308

Annualized ratio of net charge-offs to average loans	0.14%	0.10%	0.24%	0.11%	0.21%	0.15%	0.15%

[1] The Company recorded a reserve on accrued interest receivable for loans on payment forbearance or deferral, which were granted to borrowers impacted by the COVID-19 pandemic. This reserve was recorded as a contra-asset against accrued interest receivable with the offset to provision for credit losses. The provision for credit losses presented in this table excludes the provision for credit losses on accrued interest receivable of $0.187 million.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 11

The Company believes that pre-tax, pre-provision ("PTPP") earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations. The following tables set forth a reconciliation of our PTPP earnings and our PTPP earnings to average assets for each of the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Net income	$12,171	$6,859	$9,917	$8,326	$14,197	$37,273	$58,322
Add: Income tax expense	3,772	2,200	2,967	2,821	5,165	11,760	19,605
Income before taxes	15,943	9,059	12,884	11,147	19,362	49,033	77,927
Add: Provision for credit losses	4,496	14,652	10,640	9,329	2,098	39,117	6,317
PTPP earnings	$20,439	$23,711	$23,524	$20,476	$21,460	$88,150	$84,244

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Net income	$12,171	$6,859	$9,917	$8,326	$14,197	$37,273	$58,322
Net income (annualized)	48,684	27,436	39,668	33,304	56,788	37,273	58,322
PTPP earnings	20,439	23,711	23,524	20,476	21,460	88,150	84,244
PTPP earnings (annualized)	81,756	94,844	94,096	81,904	85,840	88,150	84,244
Average assets	6,621,127	6,574,492	6,468,129	6,007,237	5,978,797	6,418,661	5,888,615
Return on average assets	0.74%	0.42%	0.61%	0.55%	0.95%	0.58%	0.99%
PTPP earnings to average assets	1.23%	1.44%	1.45%	1.36%	1.44%	1.37%	1.43%

The following table sets forth a reconciliation of the ratios of our allowance for credit losses ("ACL") to total loans and ACL to total loans, excluding SBA Paycheck Protection Program ("PPP") loans, for each of the periods indicated:

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
ACL	$83,269	$80,542	$67,339	$59,645	$47,971

Total loans	$4,964,113	$5,030,626	$5,003,438	$4,511,998	$4,449,540
PPP loans	416,375	528,581	526,408	—	—
Total loans, excluding PPP loans	$4,547,738	$4,502,045	4,477,030	4,511,998	$4,449,540

Ratio of ACL to total loans	1.68%	1.60%	1.35%	1.32%	1.08%
Ratio of ACL to total loans, excluding PPP loans	1.83%	1.79%	1.50%	1.32%	1.08%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 11 (CONTINUED)

The following table sets forth a reconciliation of the ratios of our loans on payment forbearance or deferrals to total loans and loans on payment forbearance or deferrals to total loans, excluding PPP loans, for each of the periods indicated:

	Dec 31,	Sep 30,	Jun 30,
	2020	2020	2020
Loans on payment forbearance or deferrals	$120,206	$290,841	$567,860
Total loans	4,964,113	5,030,626	5,003,438
Total loans, excluding PPP loans	4,547,738	4,502,045	4,477,030
Ratio of loans on payment forbearance or deferrals to total loans	2.42%	5.78%	11.35%
Ratio of loans on payment forbearance or deferrals to total loans, excluding PPP loans	2.64%	6.46%	12.68%